UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2009

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                    OTHER EVENTS.

On September 17, 2009, Rigel Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC as representative of the several underwriters named therein (together, the “Underwriters”), related to the public offering, issuance and sale of 13,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The price to the public in this offering is $7.25 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $6.815 per share.  Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days after the offering, to purchase up to an additional 1,950,000 shares of Common Stock to cover over-allotments, if any. The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

ITEM 9.01.            FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	Exhibit No.	Description

	1.1	Underwriting Agreement, dated September 17, 2009.
	5.1	Opinion of Cooley Godward Kronish LLP.
	23.1	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: September 17, 2009
	By:	/s/ Dolly A. Vance
Dolly A. Vance
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 17, 2009.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Cooley Godward Kronish LLP (contained in Exhibit 5.1).